Exhibit 10.2


                                LOCK-UP AGREEMENT

         THIS AGREEMENT, dated as of March 31, 1999, by and among Allis-Chalmers Corporation, a Delaware corporation (the "Company"), the Pension Benefit Guaranty Corporation, a United States government corporation acting in its individual capacity and as trustee of the Allis-Chalmers Consolidated Pension Plan (the Pension Benefit Guaranty Corporation, together with its designee for the purpose of holding company capital stock, are collectively referred to herein as the "PBGC"), AL-CH Company, L.P., a Delaware limited partnership ("AL-CH"), Wells Fargo Bank, as trustee under that certain Amended and Restated Retiree Health Trust Agreement for UAW Retired Employees of Allis-Chalmers Corporation (the "UAW Trust"), and Firstar Trust Company, as trustee under that certain Amended and Restated Retiree Health Trust Agreement for non-UAW Retired Employees of Allis-Chalmers Corporation (the "Non-UAW Trust").

                              W I T N E S S E T H:

         WHEREAS, each party to this Agreement, other than the Company, is a significant stockholder of the Company;

         WHEREAS, the parties to this Agreement believe that it is in their respective best interests to provide for the transfer and/or disposition of shares of Company common stock, $.15 par value ("Common Stock") under certain circumstances, and, except for the Company, with respect to the voting of their shares of Common Stock under certain circumstances; and

         WHEREAS, the Company and the PBGC are parties to that certain Agreement, dated as of March 31, 1999 (the "Master Agreement"), pursuant to which this Lock-Up Agreement is being executed and delivered.

         NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, hereby covenant and agree as follows:

         1. No Transfer or Disposition of Shares. Unless the Company's Board of Directors ("Board") has terminated the Common Stock transfer restrictions set forth in Article XIII of the Company's Amended and Restated Certificate of Incorporation ("Certificate"), each of AL-CH, the UAW Trust and the Non-UAW Trust covenant and agree that, during the period commencing on the date hereof and continuing until the third (3rd) anniversary of the Release Event Date, it will not, directly or indirectly, sell, transfer, assign or otherwise dispose any shares of Common Stock now beneficially owned. Nothing provided in this Agreement shall restrict AL-CH, the UAW Trust or the Non-UAW Trust from distributing to any partner or beneficiary, respectively, shares of Common Stock as long as such partner or beneficiary, as the case may be, executes and delivers a lock-up agreement containing provisions substantially similar to the provisions of this Section.

         2. Prior Opportunity to Sell.

              (a) Each of AL-CH, the UAW Trust and the Non-UAW Trust covenant and agree that, during the period (the "Window Period") commencing with the third (3rd) anniversary of the Release Event Date and continuing until the fifth
(5th) anniversary of the Release Event Date, it will not, directly or indirectly, sell, transfer, assign or otherwise dispose of any shares of Common Stock without first giving the PBGC an opportunity to sell all or any portion of the shares of Common Stock it now beneficially owns pursuant to (b) or (c) below.

              (b) If AL-CH, the UAW Trust or the Non-UAW Trust desire to sell shares of Common Stock during the Window Period in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, it shall first give written notice to the PBGC of such intention not less than twenty (20) business days prior to effecting any sale. If the PBGC, by written notice to all of the other parties to this Agreement given within twenty
(20) business days after the receipt of such notice of intention to sell, elects to sell shares of Common Stock, then AL-CH, the UAW Trust and the Non-UAW Trust shall refrain from effecting any sale until the earlier of (i) forty-five (45) days after receipt of written notice from the PBGC indicating its desire to sell its shares or (ii) the fifth (5th) anniversary of the Release Event Date. The PBGC covenants and agrees that, if it elects to sell shares of Common Stock during the Window Period prior to sales by AL-CH, the UAW Trust and the Non-UAW Trust, that it will diligently pursue the sale of such shares, subject in all cases to market conditions, and that it will notify all of the other parties to this Agreement in writing at any time that the PBGC has completed or discontinued its proposed sale of shares of Common Stock.

              (c) If any time AL-CH, the UAW Trust or the Non-UAW Trust is presented with an opportunity to sell shares of Common Stock during the Window Period other than in a public offering, AL-CH, the UAW Trust or the Non-UAW Trust, as the case may be, shall first give written notice to the PBGC and all of the other parties to this Agreement of such opportunity (including the proposed sale price and other material terms and conditions) not less than twenty (20) business days prior to effecting any sale. If the PBGC, by written notice to all of the parties to this Agreement given within twenty (20) business days after the receipt of such notice of intention to sell, elects to sell shares of Common Stock in such transaction, then the PBGC shall have the right, until the earlier of (i) forty-five (45) days after delivery of the written notice from the PBGC indicating its desire to sell shares or (ii) the fifth
(5th) anniversary of the Release Event Date, to sell shares of Common Stock pursuant to such opportunity. If the PBGC has not consummated a sale of shares of Common Stock during such time period, then AL-CH, the UAW Trust or the Non-UAW Trust, as the case may be, shall be entitled to sell shares of Common Stock upon terms no less favorable than those offered to the PBGC.

              (d) Nothing provided in this Agreement shall limit or restrict in any way the Company's right of refusal set forth in Section 4.6 of the Master Agreement.

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


         3. Voting. During the term of this Agreement, each party covenants and agrees to vote, at any annual or special meeting of the Company stockholders and in a written consent, all shares of Common Stock beneficially owned in favor of the election as director the persons nominated for director of the Company by the Nominating Committee of the Company's Board of Directors, and to refrain from taking any action contrary to or inconsistent with such obligation. During the term of this Agreement, each party further covenants and agrees not to vote its shares of Common Stock or to take any other action to amend the Company's Certificate or By-laws in a manner that is inconsistent with, or in breach of, the Master Agreement. Without limiting the generality of the foregoing, each party hereto agrees that it will (i) vote all of its Common Stock in favor of the amendments to the Company's Certificate identified on the attached Exhibit A, (ii) vote all of its Common Stock for the election of the persons designated by the PBGC (each, a "PBGC Director") to serve on the Board of Directors of the Company and (iii) vote all of its Common Stock in favor of the election of Company directors who are committed to cause, and who do cause, one (1) PBGC Director to be appointed to the Nominating Committee of the Company's Board of Directors ("Board"), and one (1) PBGC Director to be appointed as the Chairman of the Compensation Committee of the Board.

         4. Representations and Warranties. Each of AL-CH, the UAW Trust and the Non-UAW Trust hereby severally represents and warrants to the PBGC as follows (it being understood and agreed that no such party, including but not limited to AL-CH, is making any representations or warranties on behalf of any other party):

              (a) Each is duly organized and validly existing, and has all requisite power and authority to conduct its business as it is now being conducted.

              (b) Each has full legal power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement on behalf of such party, and the consummation of the transactions contemplated hereby, have been duly authorized by appropriate action on behalf of such party, and no other legal action is necessary on its part to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms. The execution, delivery and performance of this Agreement by such party will not conflict with, violate or result in a breach of any provision of, require a consent under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under (i) the charter, articles of organization, limited partnership agreement or comparable organizational document of such party, or (ii) any mortgage, note, indenture, deed of trust, lease, loan agreement, warrant, registration rights agreement or other agreement or instrument, the violation of which would have a material adverse effect on such party.

              (c) Each is the beneficial owner of the number of shares of Common Stock set forth after its name on the attached Exhibit B.

              (d) No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state, local or other governmental authority or body is required in connection with the execution, delivery and performance of this Agreement on the part of such party and the consummation of the transactions contemplated hereunder.

              (e) To the knowledge of such party, there are no legal, administrative, arbitration or other legal proceedings claims, actions or governmental investigations of any nature pending against such party which, if adversely decided, would have a material adverse effect on such party's ownership of the Common Stock or legal power and authority to execute, deliver and perform this Agreement.

         5. Miscellaneous.

              5.1 Survival of Representations and Warranties. All covenants and agreements and all representations and warranties made herein shall survive any closing hereunder.

              5.2 Notices. All demands, notices, request, consents, and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered by courier service, messenger, or confirmed telecopy at, or if duly deposited in the mails, by certified or registered mail, postage prepaid, return receipt requested, to the following addresses, or such other addresses as may be furnished hereafter by notice in writing, to the following parties.

                  To the Company:   Allis-Chalmers Corporation
                                    2255 Glades Road, Suite #307E
                                    Boca Raton, FL 33431
                                    Attn:  John Grigsby
                                    Telecopy No.: (561) 994-3298

                  With copies to:   Robert E. Nederlander
                                    Nederlander organization, Inc.
                                    810 7th Avenue
                                    New York, NY 10019
                                    Telecopy No.: (212) 586-5862

                                    Foley & Lardner
                                    777 East Wisconsin Avenue
                                    Milwaukee, WI 53202-5367
                                    Attn:  Luke E. Sims
                                    Telecopy No.: (414) 297-4900

                  To the PBGC:      Pension Benefit Guaranty Corporation
                                    1200 K Street, N.W.
                                    Washington, D.C. 20005

                                    Attn: Frank McCulloch, Esq.
                                    Telecopy No.: (202) 326-4112

                  With copies to:   Anderson Kill & Olick, P.C.
                                    1251 Avenue of the Americas
                                    New York, NY 10020-1182
                                    Attn:  Mark D. Silverschotz, Esq.
                                    Telecopy No.: (212) 278-1733

                  To the UAW        Richard D. Lichtenstein, Ph. D.
                  Retiree Trust:    University of Michigan
                                    Department of Healthy Management & Policy
                                    1420 Washington Heights
                                    Ann Arbor, MI  48109
                                    Telecopy No.: (734) 764-4338

                  With copies to:   Groom Law Group
                                    1701 Pennsylvania Avenue, Suite 1200
                                    Washington, DC  20006
                                    Attn.:  Ian Lanoff
                                    Telecopy No.: (202) 659-4503

                  To the Non-UAW    Art Streich
                  Retireee Trust:   1307 Milwaukee Street
                                    Delafield, WI  53018
                                    Telephone No.: (414) 646-8182

                  With copies to:   Michael Best & Friedrich
                                    100 East Wisconsin Avenue, Suite 3300
                                    Milwaukee, WI  53202
                                    Attn.:  Scott H. Engroff, Esq.
                                    Telecopy No.:  (414) 277-0656

All demands, requests, consents, notices and communications shall be deemed to have been given either: (x) at the time of actual delivery thereof; or (y) if given by certified or registered mail, five (5) business days after certification or registration thereof, to any officer (or an authorized recipient of deliveries to the office) of the party to whom given.

              5.3 Specific performance. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement, specifically, to recover damages and costs (including attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

              5.4 Integration and Severability. Except for the Master Agreement and that certain Registration Rights Agreement, dated as of the Release Event Date, between the Company and the PBGC, this Agreement embodies the entire agreement and understanding among the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement, or in any instrument contemplated hereby, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of remaining provisions contained herein and therein, and any other application thereof shall not in any way be affected or impaired thereby.

              5.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

              5.6 Covenant of Further Assurances. Each party hereto agrees to execute any and all documents, and to perform such other actions, to the extent permitted by law, that may be reasonably necessary or expedient to further the purposes of this Agreement or to further assure the benefits intended to be conferred hereby.

              5.7 Public Announcements. The parties hereto agree that no party hereto shall make any public announcement or other dissemination of information concerning the contents of this Agreement and the documents to be delivered and transactions contemplated hereby, without the prior written consent of the other parties hereto. Notwithstanding the foregoing, any party hereto may make any disclosure which its counsel advises is required by applicable law or governmental rule and regulation, in which case the other parties shall be advised in advance, and the parties shall use reasonable efforts to cause a mutually agreeable release or announcement to be issued.

              5.8 Captions. The captions used in this Agreement are for purposes of convenience only and shall not be deemed to modify, or provide any basis for interpretation of, any of the provisions of this Agreement.

              5.9 Governing Law. The Agreement shall be construed in accordance with, and shall be governed by, the internal laws of the State of Delaware.

              5.10 Jurisdiction. The courts of the State of New York in New York County and the United States District Court for the Southern District of New York shall have jurisdiction over the parties with respect to any dispute or controversy between them arising under or in connection with this agreement and, by execution and delivery of this agreement, each of the parties to this Agreement submits to the jurisdiction of those courts, including but not limited to the in personam and subject matter jurisdiction of those courts, waived any objections to such jurisdiction on the grounds of venue or forum non conveniens, the absence of in personam or subject matter jurisdiction and any similar grounds, consents to service of process by mail (in accordance with Section 5.2) or any other manner permitted by law, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

              5.11 Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experiences and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights of remedies under this Agreement.

              5.12 Term. This Agreement shall continue in effect until the earlier of (i) the fifth (5th) anniversary of the Release Event Date or (ii) such time as the PBGC ceases to beneficially own not less than 117,020 shares of Common Stock (subject to adjustment as provided in Section 5.13 hereof).

              5.13 Equitable Adjustment. In the event of a stock split, reverse stock split, recapitalization, reorganization or comparable change in the Company's capital structure (other than an issuance of Common Stock for fair value), any reference to a specific number of shares of Common Stock herein shall be equitably adjusted to reflect such change.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         ALLIS-CHALMERS CORPORATION


                                         By: /s/John T. Grigsby, Jr.
                                             Name: John T. Grigsby, Jr.
                                             Title: Executive V.P. and CFO


                                         PENSION BENEFIT GUARANTY CORPORATION


                                         By: /s/Robert M. Klein
                                             Name: Robert M. Klein
                                             Title: Acting Chief Negotiator

                                         AL-CH COMPANY, L.P.
                                         By: Q.E.N., Inc.

                                         By: /s/Robert E. Nederlander
                                             Name Robert E. Nederlander
                                             Title: President


                                         AMENDED AND  RESTATED   RETIREE  HEALTH
                                         TRUST   AGREEMENT   FOR   UAW   RETIRED
                                         EMPLOYEES OF ALLIS-CHALMERS CORPORATION

                                         By:    WELLS FARGO BANK, N.A., in its
                                                Representative capacity of the
                                                above-named Trust:

                                                By:   /s/Jane McKeever
                                                      Name: Jane McKeever
                                                      Title: Trust Officer


                                         AMENDED  AND   RESTATED  HEALTH   TRUST
                                         AGREEMENT FOR NON-UAW RETIRED EMPLOYEES
                                         OF ALLIS-CHALMERS CORPORATION

                                         By:     FIRSTAR TRUST COMPANY


                                                By:   /s/Richard A. Whittow
                                                      Name: Richard A. Whittow
                                                      Title: Vice President




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